Exhibit 99.2

Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C. §1350

     Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer of Whitehall Limited, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Judith Zeman

Judith Zeman
November 14, 2002